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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported):  August 11, 2004

                      Lehman ABS Corporation, on behalf of:

                         REPACKAGED GE GLOBAL INSURANCE
              FLOATING RATE TRUST CERTIFICATES SERIES 2002-1 TRUST
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                       001-31549              13-3447441
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(State or Other Jurisdiction           (Commission File       (I.R.S. Employer
     of Incorporation)                     Number)          Identification No.)


Lehman ABS Corporation
745 Seventh Avenue
New York, New York                                                 10019
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (212) 526-7000
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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The Repackaged GE Global Insurance Floating Rate Trust Certificates, Series
2002-1 Trust, which we refer to herein as the "Trust," was formed pursuant to the Standard Terms for Trust Agreements, dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series Supplement in respect of the Trust dated as of November 15, 2002.

Item 5. OTHER EVENTS

On August 11, 2004, a final distribution was made to the holders of the certificates issued by the Trust in connection with the termination of the Trust under the terms of the Trust Agreement. Specific information with respect to the distribution is filed as Exhibit 1 hereto.

No other reportable transactions or matters have occurred during the current reporting period.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibit is filed as part of this report:

     1 Trustee's Distribution Statement to the Repackaged GE Global Insurance Floating Rate Trust Certificates, Series 2002-1 Certificate Holders for the period ending August 11, 2004.


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                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 25, 2004


                                          Lehman ABS Corporation


                                          By: /s/ Paul Mitrokostas
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                                          Name:  Paul Mitrokostas
                                          Title:  Senior Vice President




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                                  EXHIBIT INDEX
3

Exhibit Number     Description
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      1            Trustee's Distribution Statement to the Repackaged GE Global
                   Insurance Floating Rate Trust Certificates, Series 2002-1
                   Certificate Holders for the period ending August 11, 2004.



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